Exhibit 10.3

8435 Clearvista Place

Indianapolis, Indiana

LEASE

This Lease (this “Lease”) is made between Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a lease between the parties of the Demised Premises in the Building, as such term is defined in Section 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

1. Basic Lease Provisions.

The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

(a)	“Effective Date”:	March 1, 2026

(b)	“Landlord:”	Shai Hulud LLC a Michigan limited liability company

(c)	“Tenant:”	Wood Violet Fertility LLC, a Delaware limited liability company

(d)	“Demised Premises:”	Suite 104, containing approximately 4,387 rentable square feet within the Building.

(e)	“Commencement Date:”	The Commencement Date shall be the Effective Date (as defined in Section 1(a)).

(f)	“Expiration Date:”	The last day of the Eighty-Seventh (87th) month following the first full month after the Commencement Date.

(g)	“Base Rent:”	Base Rent shall be calculated at the rate of $30.18 per rentable square footage of the Demised Premises for the first lease year, with annual increases of Two percent (2%) thereafter, payable in monthly installments, as more particularly set forth in Section 5 of this Lease.

(h)	“Tenant’s Share:”	32.93%. Tenant’s Share has been computed on the basis of the rentable square footage of the Demised Premises divided by the total rentable square footage of the Building (including the Demised Premises).

(i)	“Base Year:”	Landlord shall responsible for the amount of Operating Expenses equal to the total Operating Expenses for the 2026 calendar year (“Base Year”).

1

(j)	“Excess Operating Expenses:”	Shall be the amount of Operating Expenses that exceed the Base Year (as defined in Section 1(i)).

(k)	“Tenant’s Use:”	Medical Office and for no other purpose.

(l)	“Deposit:”	N/A

(m)	Tenant’s Address for Notices:	INVO Centers LLC
c/o Wood Violet Fertility LLC
5582 Broadcast Court
Sarasota, FL 34240
Attn: Legal Department
Email: legal@invofertility.com

(n)	Landlord’s Address for Notices:	Shai Hulud LLC
c/o Ibis Investment Company
Attn: Carrie Kaminski
20416 Harper Avenue
Harper Woods, MI 48225
Email: ckaminski@ibisinvestment.com

With a copy to:
Lucror Property Management
c/o Danny Maish
704 S State Rd 135, Ste. D396
Greenwood, IN 46143

(o)	“Brokers:”	USREX, LLC (on behalf of Landlord)

(p)	Renewal Option(s):	Two (2) options to extend the Lease Term for a period of five (5) years each (Section 3.3)

(q)	“Tenant Allowance:”	$109,675.00 (Section 4.3)

2. Building and Demised Premises.

2.1 Landlord is the owner of the land and real property more particularly described on Exhibit A attached hereto, located at 8435 Clearvista Place, Indianapolis, Indiana 46256, including the multi-tenant building located thereon containing approximately 13,322 square feet (hereinafter referred to as the “Building”), together with certain interior and exterior areas intended to be shared in common with the other tenants of the Building, including the surface parking areas (hereinafter, collectively referred to as the “Common Areas”) as may be designated by Landlord for such purposes. The underlying land and Building located thereon including the appurtenant Common Areas are hereinafter, collectively, referred to as the “Development.”

2

2.2 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Demised Premises as shown on the floor plan(s) attached hereto as Exhibit B, together with the nonexclusive right to access and use the Common Areas. Tenant and its employees, agents, customers, invitees and guests shall have the right to use Tenant’s Share of the undesignated vehicle parking spaces, on an unreserved and unassigned basis, on those portions of the Common Areas designated by Landlord for such parking. Tenant’s nonexclusive right to utilize the Common Areas shall be in common with Landlord, other tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

2.3 Landlord reserves the right, from time to time, to (a) make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable, and (b) eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its reasonable discretion, provided, no change shall materially adversely affect access to the Demised Premises or Tenant’s ability to operate its business in the Demised Premises.

2.4 Expansion Space.

(a) Provided Tenant is not in default of this Lease beyond all applicable notice and cure periods, if during the Lease Term any space in the Building that is contiguous to the Demised Premises (“Expansion Space”) becomes available for lease, Landlord shall provide written notice to Tenant of such availability (the “Availability Notice”) prior to marketing the Expansion Space for lease to other tenants or third-parties. Tenant shall have the option to lease the Expansion Space (the “Expansion Option”) upon the following terms and conditions:

(i) Tenant shall notify Landlord in writing of its election to exercise the Expansion Option within fifteen (15) days after Tenant receives the Availability Notice (the “Election Notice”);

(ii) Base Rent for the Expansion Space shall be equal to the Base Rent per square foot then in effect for the Premises multiplied by the total square footage of the Expansion Space;

(iii) Base Rent for the Expansion Space shall escalate annually on the same terms and conditions as Base Rent for the Demised Premises (i.e. Base Rent shall increase for the entire Demised Premises (including the Expansion Space);

(iv) Tenant’s Share shall increase to reflect the total rentable square footage of the Demised Premises and Expansion Space;

(vi) Tenant shall accept the Expansion Space in “AS IS” “WHERE IS” condition; and

(v) Landlord and Tenant shall execute a written amendment memorializing the exercise of the Expansion Option, adding the Expansion Space to the Lease, revising Base Rent and Tenant’s Share, and including any other related terms.

3

3. Term.

3.1 The term of this Lease (the “Lease Term” or “Term”) shall commence on the Commencement Date and, unless sooner terminated as hereinafter provided, shall end on the Expiration Date, unless extended by Renewal Terms provided in Section 3.3 below. The terms and conditions of this Lease shall apply on and after the date this Lease is fully executed by each of Landlord and Tenant. The Lease Term and Term shall be deemed to include the Renewal Term(s), to the extent exercised by Tenant.

3.2 If Landlord, for any reason whatsoever, cannot deliver possession of the Demised Premises to Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; provided, however, all Rent shall be abated until Landlord delivers possession of the Demised Premises.

3.3 Renewal Option(s). Landlord grants Tenant two (2) options (each a “Renewal Option”) to extend the Lease Term for an additional period of five (5) years each (each a “Renewal Term”, and collectively, the “Renewal Terms”), upon the same terms and conditions as herein set forth. Should Tenant elect to exercise a Renewal Option, Tenant shall do so by written notice to Landlord at least (six) (6) months prior to the scheduled expiration of the initial Term or first Renewal Term (if exercised). The Base Rent for each Renewal Term shall be at the then Fair Market Rent (hereinafter defined). Within thirty (30) days after receiving notice from Tenant of its intention to exercise a Renewal Option, Landlord shall provide Tenant with Landlord’s determination of Fair Market Rent for the applicable Renewal Term, and Tenant shall then have thirty (30) days from receipt of Landlord’s determination of Fair Market Rent to notify Landlord, in writing, that either (a) Tenant accepts Landlord’s determination of Fair Market Rent, in which case Tenant shall be obligated to renew the Lease at the Fair Market Rent rate determined by Landlord, (b) Tenant does not accept Landlord’s determination of the Fair Market Rent and withdraws the exercise of its Renewal Option, in which case Tenant’s extension rights and obligations hereunder shall be forever terminated, or (c) Tenant does not accept Landlord’s determination of the Fair Market Rent, but that Tenant still desires to exercise its Renewal Option, in which case, Landlord and Tenant shall attempt to resolve their differences within thirty (30) days after Landlord’s receipt of Tenant’s notice. In the event Landlord and Tenant do not resolve their differences regarding the Fair Market Rent within such thirty (30) day period, Landlord and Tenant shall each appoint an expert within (ten) 10 days thereafter, and said experts shall determine the Fair Market Rent. The date upon which the second of said experts is appointed is herein referred to as the “Arbitration Commencement Date”. If said experts cannot mutually agree upon the Fair Market Rent within ten (10) days after the Arbitration Commencement Date, then within twenty (20) days after the Arbitration Commencement Date, the experts shall jointly appoint a third expert who shall determine the Fair Market Rent on or before the date which is thirty (30) days after the Arbitration Commencement Date. If the two experts selected by Landlord and Tenant cannot agree on a third expert within twenty (20) days after the Arbitration Commencement Date, then the third expert shall be appointed by the American Arbitration Association or its successor (the branch office of which is located in or closest to the Demised Premises), upon request of either Landlord or Tenant, or both, as the case may be. Within ten (10) days after such appointment, the third expert shall determine the Fair Market Rent. The determination of the third expert shall be final; provided, however, that the third expert shall be required to assign a value to Fair Market Rent which shall be substantially based on the two determinations of Fair Market Rent made by the two experts selected by Landlord and Tenant. In determining Fair Market Rent, the experts shall give appropriate consideration to all relevant factors. Each party shall pay for its own costs and expenses in connection with its selection and use of its initial expert. The parties shall share equally in the costs and expenses incurred in connection with the selection and use of the third expert. Each expert appointed pursuant to this paragraph shall be a licensed real estate broker or M.A.I. appraiser with no less than ten (10) years of commercial real estate experience with office buildings in the Indianapolis, Indiana market and immediately surrounding submarkets. For purposes of determining Fair Market Rent, the parties agree that “Fair Market Rent” shall be based on comparable renewing tenants, including leasing concessions then being offered for comparable buildings in size, quality, and location in the submarket for the Building.

4

4. Condition of Demised Premises.

4.1 “As-Is, Where Is”. Tenant confirms that is has inspected the Demised Premises to its satisfaction, accepts the Demised Premises in its “AS-IS” condition, with the mechanical and building systems exclusively servicing the Demised Premises in good working order, and confirms that Landlord shall have no obligation to construct any improvements or renovations to the Demised Premises to make same acceptable to Tenant for immediate occupancy on the Commencement Date.

4.2 Tenant’s Work. Tenant, at its sole cost and expense, shall perform and complete any improvements to the Demised Premises including, but not limited to, the installation of any of Tenant’s furniture, fixtures, equipment or other personal property that may be required by Tenant to for its operation and business at the Demised Premises (herein called “Tenant’s Work”). Tenant shall complete all of Tenant’s Work in a good and workmanlike manner, fully paid for and free from liens, in accordance with plans and specifications therefor, if required (e.g., if Tenant’s Work includes more than purely non-structural cosmetic changes to the interior of the Demised Premises and the installation of Tenant’s personal property therein), approved in writing, in advance, by Landlord and Tenant, including installation, maintenance or repairs of Tenant’s Property and any and all phone lines, cabling and any communication wiring or cable in the Demised Premises regardless of whether such communication wiring or cabling is new or existing, on or prior to the scheduled Commencement Date. Landlord’s prior written approval of the contractors who will undertake Tenant’s Work shall be required, such approval not to be unreasonably withheld, conditioned or delayed. Landlord is required to oversee Tenant’s Work and Landlord shall charge a fee in the amount of two percent (2%) of the total cost of Tenant’s Work (excluding any related permit fees). Tenant shall obtain, at its sole expense, all permits required for Tenant’s Work. Throughout the performance of Tenant’s Work, Tenant, at its expense, shall carry insurance required by Section 16.2(b). Notwithstanding anything to the contrary contained herein, Landlord shall have the right, within thirty (30) days after substantial completion of the Tenant’s Work and from time to time during the term of this Lease, to re-determine the rentable square feet of the Demised Premises and/or Building in connection with the construction of the Tenant’s Work (including the re-demising of space(s)/suite(s) in connection therewith) and in the event rentable square footage is added or removed from the Demised Premises and/or the Building. In such event, Landlord shall have the right to appropriately adjust Tenant’s Share and Base Rent to reflect any such re-determination. The standard for measurement employed by Landlord, should Landlord elect to re-determine the rentable square feet of the Demised Premises and/or Building shall be the then current BOMA/ANSI measurement standard and shall be subject to Tenant’s review and reasonable approval.

5

4.3 Ownership of Tenant’s Work. Other than Required Tenant’s Work Removal Items (as hereinafter defined), all permanent alterations affixed to the Premises shall become the property of Landlord and shall be surrendered to Landlord on the Lease Expiration Date. Notwithstanding the foregoing, all movable equipment, trade fixtures, personal property, furniture, or any other items that can be removed without harm to the Premises will remain Tenant’s property (collectively, “Tenant-Owned Property”) and shall not become the property of Landlord. Landlord may, by written notice contemporaneously with Landlord’s approval of Tenant’s Work, identify Tenant’s Work that Tenant shall be required to remove upon the expiration or earlier termination of this Lease (such Tenant’s Work, “Required Tenant’s Work Removal Items”). On or before the Lease Expiration Date, Tenant shall remove all Tenant-Owned Property and all Required Tenant’s Work Removal Items, and Tenant shall repair at its sole cost and expense all damage caused to the Premises or the Building by such removal. Tenant’s obligations under this Section 4.3 shall survive the expiration or earlier termination of this Lease.

4.4 Tenant Allowance. Landlord shall pay to Tenant the Tenant Allowance as reimbursement toward Tenant’s costs of designing, permitting and constructing Tenant’s Work. Tenant Allowance shall only be used for permanent leasehold improvements in the Demised Premises and under no circumstances shall the Allowance be used to pay for any items such as furniture, cabling, equipment, or trade fixtures, which are not affixed to the Property; provided, however, the Allowance may be used on cosmetic items such as paint, trim, and similarly related aspects of Tenant’s Work. Upon completion of the relevant portion of Tenant’s Work to which Tenant seeks to apply the Allowance, Tenant may make a request in writing for a disbursement of the Allowance, which request shall include (i) a certification by Tenant or Tenant’s contractor or contractors stating that the Tenant’s Work specified and described in detail in the certification have been substantially completed and that all costs incurred for which reimbursement is requested have been paid by Tenant, (ii) copies of invoices marked “paid” evidencing the cost incurred for the Tenant Improvements for which reimbursement is being requested, (iii) evidence that Tenant has delivered, in .pdf and .dwg format, an as-built plan for Tenant’s Work (or a copy of the approved plans, hand-marked to show any non-material changes in lieu of such “as-built” drawings), and (iv) final waivers of lien and unconditional mechanic’s lien releases from Tenant’s contractor and all other contractors and suppliers who performed work or furnished materials or supplies in excess of $5,000.00 each, for, or in connection with, the Tenant’s Work for which reimbursement is being requested. Landlord shall pay the applicable disbursement within thirty (30) days after Tenant’s request. Tenant may request disbursements from the Allowance no more than one (1) time per thirty (30)-day period. Landlord shall have the right to review such submissions and inspect the Property and verify that all the Tenant’s Work for which reimbursement is being requested have been completed as required by this Section 4.4. Subject to the terms and conditions of this Section 4, promptly after completing its review of Tenant’s submissions and an inspection of the Demised Premises, Landlord shall reimburse Tenant out of the Allowance the amount so requested by Tenant and approved by Landlord and, if applicable, accompanied by a detailed explanation of the reasons the requested amount was not disbursed in full. If Landlord fails to pay the Tenant Allowance when due, Tenant may, after fifteen (15) days’ advance written notice to Landlord of its intention to do so, offset against monthly Rent the amount of the Tenant Allowance due to Tenant but remaining unpaid, until the Tenant Allowance has been depleted by such offset. Any request for a final disbursement of the Allowance must be made on or prior to December 31, 2028, which shall be the “Allowance Deadline”. If Tenant fails to properly request the final disbursement from the Allowance before the Allowance Deadline, then Tenant shall be deemed to have forfeited all rights to that portion of the Allowance that is unused as of the Allowance Deadline. If at any time Tenant defaults beyond all applicable cure periods under this Lease and this Lease (or Tenant’s right to possession of the Demised Premises) is terminated in connection therewith, Landlord shall be entitled to a reimbursement of the unamortized, disbursed portion of the Allowance within thirty (30) days of Landlord’s written notice to Tenant of such demand. Such reimbursement shall be in addition to any other rights or remedies of Landlord under the Lease.

6

5. Rent.

5.1 Base Rent. Tenant shall pay to Landlord a fixed rent Base Rent as defined in Section 1(g) above and as more clearly articulated in the below table:

Lease Year	Base Rent Per SF	Annual Base Rent	Monthly Base Rent
Month 1-3*	$0	$0.00	$0.00
Month 4-15	$30.18	$132,398.61	$11,033.22
Month 16-27	$30.78	$135,046.58	$11,253.88
Month 28-39	$31.40	$137,747.52	$11,478.96
Month 40-51	$32.03	$140,502.47	$11,708.54
Month 52-63	$32.67	$143,312.51	$11,942.71
Month 64-75	$33.32	$146,174.84	$12,181.24
Month 76-87	$33.99	$149,114.13	$12,426.18

*Notwithstanding anything herein, Tenant shall receive three (3) months of abated Base Rent per the terms of Section 5.5 of this Lease.

5.2 Additional Rent. In addition to Base Rent, Tenant shall pay to Landlord Tenant’s Share of Excess Operating Expenses, including: (a) Operating Expenses in accordance with Section 6; (b) Taxes in accordance with Section 7, and (c) all other items such as Tenant’s payments for services, Late Fees, overtime service charges, interest, and any and all other amounts due under this Lease, including any and all other sums that may become due by reason of any default of Tenant or failure to timely comply with the agreements, terms, covenants, and conditions of this Lease to be performed by Tenant (herein called “Additional Rent”).

5.3 Rent Payments. Base Rent and Additional Rent are sometimes referred to herein, collectively, as “Rent”. Base Rent shall be paid in equal monthly installments in advance on the first (1st) day of each and every calendar month starting on the Commencement Date and continuing on the first day of each month during the term of this Lease. Operating Expenses shall be payable in accordance with Section 6. Taxes shall be payable in accordance with Section 7. Subject to the terms and conditions of this Lease, Tenant covenants and agrees to pay Base Rent, Tenant’s Share of Excess Operating Expenses, and Tenant’s Share of Taxes promptly when due without notice or demand therefor (other than any notice required under Section 6 or Section 7 hereof) and, with respect to other Additional Rent items, following notice thereof pursuant to the terms of this Lease. Except as expressly provided in this Lease, all items of Rent shall be paid without any abatement, deduction, or setoff for any reason whatsoever. Tenant covenants and agrees to pay Rent in lawful money of the United States, to Landlord via wire transfer of immediately available funds to an account designated by Landlord in writing. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. If the Lease Commencement Date is not the first day of the month, or the Expiration Date is not the last day of the month, Base Rent shall be prorated for such month by dividing the annual rent by three hundred and sixty-five (365) (or three hundred and sixty-six (366) in a leap year) to get a daily rate.

7

5.4 Late Fee. Any Rent payable by Tenant to Landlord under this Lease that is not paid when due will be subject to a late payment charge equal to the greater of $250 or 5% of the delinquent payment (the “Late Fee”). Tenant acknowledges that the Late Fee represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payments by Tenant. Neither assessment nor acceptance of a Late Fee by Landlord shall constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

5.5 Base Rent Abatement. Notwithstanding anything contained herein to the contrary, provided Tenant is not in default of this Lease past the expiration of all applicable notice and cure periods, one hundred percent (100%) of the Base Rent due under this Lease for the first three (3) full calendar months following the Commencement Date (the “Abatement Period”) shall be abated in the amount of Eleven Thousand Thirty-Three and 22/100 Dollars ($11,033.22) per month; such Abatement Period being offered to Tenant as an inducement for Tenant to execute this Lease and to occupy the Demised Premises for the entire Lease Term, and to comply with its agreements contained in this Lease; provided, however, if Tenant becomes in default under this Lease past the expiration of all applicable notice and cure periods, then (i) all previously abated Base Rent which would have otherwise been payable during the Abatement Period shall become immediately due and payable, and (ii) if such default occurs prior to the expiration of the Abatement Period, Tenant’s right to abate the Base Rent shall terminate and be of no further force and effect.

6. Operating Expenses. Commencing on the Commencement Date, for each full or partial Operating Year within the Term, Tenant shall pay to Landlord in accordance with this Section 6, as Additional Rent, an amount equal to Tenant’s Share of Excess Operating Expenses for that Operating Year.

6.1 Operating Expense Definitions. As used in this Lease:

(a) “Operating Expense Estimate” means a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Operating Year. Such Operating Expense Estimate shall be in reasonable detail and be consistent with Landlord’s current practices in the Building.

8

(b) “Operating Expenses” means all costs and expenses paid or incurred by or on behalf of Landlord in connection with (i) the ownership, management, operation, maintenance, repair and/or replacement of the Building and the Development, and (ii) providing services to the Building and Development.

(i) In particular, Operating Expenses shall include, without limitation, the cost of:

(A) Landscaping for the common areas and snow removal.

(B) Utilities, water, and sewage services for the Development.

(C) Maintenance of signs (other than tenants’ signs).

(D) Insurance premiums (including workers’ compensation, terrorism, and flood insurance, or reasonable premium equivalents should Landlord elect to self-insure any risk that Landlord is authorized to insure hereunder, provided the cost of any such self-insurance and premium equivalents are reasonably competitive with the rates of third-party commercial insurance providers).

(E) Rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the common areas.

(F) Fees for licenses and permits.

(G) Routine maintenance and repair of roof membrane, flashings, gutters, downspouts, and roof drains.

(H) Maintenance of paved areas (including sweeping, striping, repairing, resurfacing, and repaving).

(I) Costs of services provided to tenants of the Building in accordance with Section 8 (but excluding any overtime services for which a tenant pays landlord directly).

(J) General maintenance and services to the Common Areas.

(K) Window washing and pressure washing.

(L) Exterior and interior painting of the Common Areas.

(M) Janitorial cleaning and refuse removal services, subject to the provisions Section 8.4. .

(N) Security costs, including security access control systems and security personnel.

9

(O) HVAC costs for interior Common Areas, including HVAC maintenance contracts.

(P) Intentionally omitted.

(Q) Capital expenditures for items that are primarily (in Landlord’s good faith determination) for the purpose of: (1) reducing or avoiding increases in Operating Expenses, (2) complying with Laws enacted, or which take effect, after the Effective Date and any repairs, disposals, or removals necessitated thereby (including, but not limited to, the cost of complying with Laws).

(R) Personnel costs applicable to the Building and the Development, including wages and salaries, fringe benefits, and payroll taxes.

(S) A management fee for the professional operation of the Development, not to exceed five percent (5%) of the gross rents for the Building in the applicable Operating Year.

(ii) Operating Expenses shall not include:

(A) Costs associated with the operation of the business of the entity which constitutes “Landlord” (as distinguished from the costs of operating, maintaining, repairing, replacing, and managing the Building or the Development), including, but not limited to, general corporate overhead and general administrative expenses, or costs associated with the purchase, sale, or financing of the Building or the Development.

(B) Depreciation or amortization charges (except as otherwise provided in Section 6.1(b)(i)(Q)), or interest and/or principal payments on any Mortgage.

(C) Costs relating to the leasing of the Building, including brokers’ commissions, accounting, and legal fees (including attorneys’ fees for disputes with tenants).

(D) Charitable or political contributions.

(E) Advertising, printing costs and brochures.

(F) Space planning, moving expenses, tenant allowances, leasehold improvements (including cosmetic), other tenant concessions, including free rent.

(G) Any amounts paid to Landlord by another party, so that Landlord shall not recover any such item or cost more than once.

10

(H) Interest, fines or penalties imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance.

(I) Expenses for work for which Landlord is reimbursed through insurance proceeds or warranties.

(J) Rent under any ground lease of the Development or any portion thereof.

(K) Salaries of Landlord’s or its manager’s executive personnel not involved in the day-to-day management of the Building.

(L) Costs resulting from the gross negligence or willful acts of Landlord or its agents, contractors, employees or representatives, and any amounts resulting from Landlord’s failure to meet its legal or contractual obligations.

(M) Capital repairs, improvements, or expenses.

(N) Reserves of any kind.

(O) Cleaning or janitorial expenses applicable to the Premises, subject to the provisions Section 8.4.

(iii) Landlord may contract with third parties or affiliates of Landlord for any or all of the services described in Section 6.1(b)(i) and the cost of such services shall be included in Operating Expenses, provided that Landlord shall not pay affiliates rates materially higher than would generally be charged for such services if rendered on a competitive basis (based upon a standard of similar office buildings in the general market area of the Demised Premises) by unaffiliated third parties capable of providing such services.

(iv) Notwithstanding anything to the contrary in this Lease, in determining the amount of Operating Expenses for any Operating Year or portion thereof falling within the Term, if less than ninety five percent (95%) of the Building shall have been occupied by tenants at any time during the period in question, then occupancy-related Operating Expenses shall be adjusted (using consistent and sound accounting and management principles) to equal the amount of Operating Expenses that would have been payable by Tenant for such period had occupancy by tenants been ninety five percent (95%) throughout the Operating Year.

11

(v) Cap With Respect To Controllable Operating Expenses. Landlord hereby agrees that the Controllable Operating Expenses (as defined below) included in Operating Expenses for any calendar year during the term of this Lease after the Base Year will not exceed the Controllable Operating Expenses included in Base Year Operating Expenses plus (for each calendar year after the Base Year) five percent (5%) per annum, on a non-compounded, non-cumulative basis. For clarity, Controllable Operating Expenses for the calendar year 2027 will be capped at one hundred and five percent (105%) of the Controllable Operating Expenses for the calendar year 2026, Controllable Operating Expenses for the calendar year 2028 will be capped at one hundred and ten percent (110%) of the Controllable Operating Expenses for the calendar year 2026, and so on throughout the Term and any Renewal Terms. “Controllable Operating Expenses” means all Operating Expenses except: (i) utilities, (ii) insurance, (iii) snow and ice removal, and (iv) janitorial and trash removal services.

(c) “Operating Year” means the calendar year.

6.2 Monthly Installments. Before the Commencement Date, and thereafter before the start of each full or partial Operating Year, Landlord shall give Tenant an Operating Expense Estimate. For each month of the Term, on the first day of each month, Tenant shall pay Landlord an amount equal to 1/12th of the Excess Operating Expenses for the Operating Year, as shown on the Operating Expense Estimate.

6.3 Continuation of Payments. If Landlord has not furnished Tenant with an Operating Expense Estimate before the start of an Operating Year, Tenant shall continue to pay the monthly sum payable by Tenant for the last month of the preceding Operating Year until an Operating Expense Estimate applicable to such Operating Year is furnished to Tenant, at which time Tenant shall pay the monthly sum specified in the newly furnished Operating Expense Estimate in accordance with Section 6.2 hereof. After Landlord delivers the Operating Expense Estimate to Tenant, Landlord may notify Tenant of any deficiency or overpayment in the payments made to date for the Operating Year. If there is a deficiency, Tenant shall pay the amount of such deficiency together with the next monthly payment of Excess Operating Expenses. If there has been an overpayment, Landlord shall return such overpayment to Tenant within ten (10) days (or upon Tenant’s consent, credit the overpaid amount to the next monthly payment of Excess Operating Expenses).

6.4 Revisions to Operating Expense Estimate. If, at any time during any Operating Year, any one or more of the Operating Expenses are increased (or are projected to increase) to rates or amounts in excess of the rates or amounts used in calculating the Operating Expense Estimate for that Operating Year, then Landlord may issue a revised Operating Expense Estimate. The revised Operating Expense Estimate shall advise Tenant of the amount of the increase in the Operating Expenses, the month in which the increase will become effective, Tenant’s Share thereof, and the months for which the increased payments are due. Tenant shall pay the increase to Landlord as part of Tenant’s monthly payments of estimated expenses as provided in Section 6.3, commencing with the month in which the increase becomes effective.

6.5 Reconciliation Statement. Annually, within four (4) months after the end of each Operating Year, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Excess Operating Expenses incurred by Landlord during such Operating Year. Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Excess Operating Expenses pursuant hereto. Any amount due Tenant shall be credited against installments of Excess Operating Expenses next coming due, and any deficiency shall be paid by Tenant together with the next installment of Excess Operating Expenses. If Tenant shall fail within sixty (60) days following delivery of Landlord’s Reconciliation Statement to object in writing to Landlord’s determination of Tenant’s Share of Excess Operating Expenses for the applicable Operating Year as provided in this Section 6.5, the Reconciliation Statement shall be conclusive and binding on Tenant for all purposes and any future claims by Tenant to the contrary shall be barred.

12

6.6 Reconciliation Statement Audit. At any reasonable time within thirty (30) days following Tenant’s receipt of the Reconciliation Statement, Tenant shall have the right, during reasonable business hours and upon ten (10) days prior written notice to Landlord, to inspect Landlord’s books and records with respect to the Operating Expenses included in the year-end Reconciliation Statement. Any such inspection or audit shall be conducted by Tenant’s employees or by a certified public accountant from a nationally or regionally recognized accounting firm who is not compensated on a contingency basis. Appropriate adjustments shall be made for errors in the computation of Operating Expenses revealed by such inspection. All costs incurred by Tenant in connection with such inspection or audit shall be borne by Tenant, provided, however, if any such inspection reveals discrepancies greater than (a) five percent (5%) of the total Operating Expenses; or (b) one percent (1%) of the amount charged for the Taxes, then Landlord shall reimburse Tenant, within thirty (30) days after receipt of a written demand therefor, for the third-party out-of-pocket costs reasonably incurred by Tenant in connection with performing such investigation. In any case, Tenant’s Share of the Operating Expenses shall be adjusted to correspond with the figures of the audit. All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Demised Premises, or the Building, as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees, and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of this Lease.

7. Taxes. Commencing on the Lease Commencement Date, for each Tax Year within the Term, Tenant shall pay to Landlord in accordance with this Section 7, as Additional Rent, an amount equal to Tenant’s Share of all Taxes for that Tax Year.

7.1 Tax Definitions. As used in this Lease:

(a) “Tax” or “Taxes” means and includes any form of federal, state, county, or local government or municipal taxes, fees, charges, or other impositions of every kind (whether general, special, ordinary, or extraordinary) related to the ownership, leasing, or operation of the Demised Premises, the Building, or the Development, including the following: (i) all real estate taxes levied, payable, or imposed against the Demised Premises, the Building, or the Development, as such property taxes may be reassessed from time to time; (ii) other taxes, charges, and assessments which are levied with respect to this Lease or to the Building and/or the Development, and any improvements, fixtures, and equipment and other personal property of Landlord located in or used in the operation of the Building and/or the Development; (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including arising out of any community facilities district, special improvement district, or similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge, or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes; (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent); and (vi) all costs and expenses incurred by Landlord in appropriate proceedings to contest the amount or validity of any Tax or the assessed value of the Building. Notwithstanding the foregoing, Taxes shall not include personal or corporate income or franchise taxes imposed against Landlord, or inheritance, estate, or gift taxes, or any transfer tax, mortgage recording tax, or penalties and interest on Taxes.

13

(b) “Tax Statement” means a written statement of the amount of Tenant’s Share of taxes for the applicable Tax Year. A Tax Statement shall be in reasonable detail, consistent with Landlord’s current practices in the Building, and shall include copies of the tax bills, if received.

(c) “Tax Year” means the 12-month period adopted as the fiscal year for real estate tax purposes by the taxing authorities with jurisdiction over the Demised Premises.

7.2 Monthly Installments. Each year, Landlord shall give Tenant a Tax Statement. Commencing on the Commencement Date, for each full or partial month of the Term, on the first day of each month, Tenant shall pay Landlord an amount equal to 1/12th of the Tenant’s Share of Taxes for the Tax Year, as shown on the Tax Statement.

7.3 Reconciliation. When the final tax bills for the Tax Year are available, Landlord shall give Tenant an amended Tax Statement that makes any necessary adjustment to Tenant’s payment of Taxes. Any amount due Tenant shall be credited against future installments of Taxes coming due for the Tax Year, and any deficiency shall be paid by Tenant together with the next monthly installment of Taxes.

8. Utilities and Services. From and after the Commencement Date and thereafter throughout the Term, Landlord agrees to furnish the Demised Premises with the utilities and services described in this Section 8. Landlord shall include the costs of services as a component of Operating Expenses except as stated otherwise in this Section 8.

8.1 Electricity. Landlord shall supply electric service reasonably sufficient for lighting and for the operation of lighting, computers, printers, scanners, and other business equipment, exclusive of the operation of the Building HVAC systems that serve the Demised Premises.

8.2 Water. Landlord shall furnish hot and cold, running, potable water and sewer service to the Demised Premises in quantities reasonably adequate for Tenant’s lavatory, cleaning, drinking, and standard office pantry purposes and the cost thereof shall be included in Operating Expenses. If Tenant requires, uses, or consumes water for any other purposes, Landlord, at Tenant’s expense, may install and maintain a meter or meters to measure Tenant’s water consumption. Tenant shall reimburse Landlord for the costs of all water consumed for such other purposes as measured by said meter or meters.

14

8.3 HVAC. Landlord shall provide HVAC service during Business Hours. If Tenant shall request HVAC service outside of Business Hours, then Tenant shall pay for such service at the market service rate within thirty (30) days after written demand.

8.4 Janitorial. Tenant shall provide and make arrangements directly with a vendor to provide cleaning and janitorial services to the Demised Premises. Landlord shall provide cleaning and janitorial services to the Common Areas, including removal of rubbish and furnishing washroom supplies and the cost thereof shall be included in Operating Expenses. If Tenant requests additional cleaning or janitorial services, or if additional cleaning of the Common Areas is necessitated by the misuse or neglect of Tenant or any Tenant Party, Landlord may provide such additional janitorial services, provided however, that Tenant shall pay Landlord for such additional services at the market service rate within thirty (30) days after written demand.

8.5 Bulbs and Ballasts. Landlord shall provide, install, and replace all necessary ballasts, light bulbs, and tubes. Tenant shall pay for such service at market service rate within thirty (30) days after written demand.

8.6 Telecommunications. With respect to Tenant’s telecommunications facilities and services, Tenant shall select the providers and make arrangements directly with all providers of Tenant’s telecommunications (telecom) facilities and services and pay for services provided by it to Tenant pursuant to a separate agreement between Tenant and the service provider. Subject to obtaining Landlord’s prior written approval, Tenant and Tenant’s telecom service provider shall have reasonable use of telephone or data closets, risers, shafts, conduits, or other facilities in and on the Building, to bring such telecom services to the desired portions of the Demised Premises.

8.7 Service Interruptions. Landlord shall not be liable to Tenant in any respect for the inadequacy, stoppage, interruption, or discontinuance of any utility or service due to labor disputes, breakdown, accident, repair, or any other cause, including events of Force Majeure. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Demised Premises, or any part thereof, nor shall it render Landlord liable to Tenant for any injury, loss, or damage, by abatement of rent or otherwise, nor shall it relieve Tenant from performance of Tenant’s obligations under this Lease. Notwithstanding anything contained in this Lease to the contrary, if Landlord or its agents, employees, or contractors cause any utilities or services to be interrupted or terminated for more than five (5) consecutive days and Tenant cannot reasonably operate its business in the Demised Premises (and Tenant does in fact not operate), Rent and all other charges, fees, and expenses due under the Lease payable to Landlord (except other consumable charges) will abate until such utilities or services are restored.

8.8 Access. Subject to Landlord’s reasonable maintenance and security requirements, Force Majeure, and applicable Laws, Tenant shall have access to the Demised Premises and the parking areas twenty-four (24) hours per day, seven (7) days per week.

15

9. Use and Signage.

9.1 The Demised Premises shall be used only for the purposes of Tenant’s Use as set forth in Section 1(k) hereof, and for no other purpose or purposes whatsoever.

9.2 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or materially adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other tenants or occupants of the Building, or with the proper and economical rendition of any such service. Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way materially adversely obstruct or interfere with the rights of other tenants of the Building, or injure them, or use or allow the Demised Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases. Tenant shall not cause or permit the use, generation, storage or disposal in or about the Demised Premises or the Building of any substances, materials or wastes subject to regulation under federal, state or local laws from time to time in effect concerning hazardous, toxic or radioactive materials (“Hazardous Materials Laws”), unless Tenant shall have received Landlord’s prior written consent, which Landlord may withhold or at any time revoke in its sole discretion.

9.3 Tenant shall lock any entrance doors to the Building or to the Demised Premises used by Tenant immediately after using such doors during use of the Demised Premises after business Hours and on non-business days. “Business Hours” shall mean Monday through Friday, from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 12:00 p.m., excluding Holidays.

9.4 Signage. Tenant shall not be permitted to install any signs or other identification without Landlord’s prior written consent. Prior to submission for governmental approval, Tenant shall submit all proposed signage to Landlord for Landlord’s review and approval, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Interior Signage. Landlord shall provide signage next to the front door of the Tenant’s front door of the Demised Premises using Landlord’s standard graphics for the Building. In addition, Tenant shall be entitled to a slot on the monument sign at the Building and may either: (i) keep in place the existing monument signage of the previous tenant, or (ii) remove the previous tenant’s signage and install new signage in the same location using Landlord’s standard graphics for the monument sign.

(b) Exterior Signage. Tenant shall also have the right to either: (i) keep in place the existing exterior sign with the previous tenant’s name and logo on the northwesterly side of the Building, or (ii) remove the existing sign and install a new exterior sign in the same location on the Building at Tenant’s sole cost and expense, including the cost of any required permits or variances. Any replacement sign is subject to Landlord’s approval, must be in compliance with all applicable laws, rules and regulations and is subject to any architectural committee approval. Tenant shall also be solely responsible for the removal of the sign, and any damage caused by such removal.

16

10. Alterations and Repairs.

10.1 Tenant shall not make or suffer to be made any permanent, affixed alterations, additions or improvements (collectively “Alterations”) to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s consent, not unreasonably withheld, conditioned, or delayed. All such Alterations shall be performed by contractors reasonably approved by Landlord and subject to conditions specified by Landlord. Notwithstanding the foregoing, with respect to any Alterations that impact the roof or mechanical, heating, air conditioning, plumbing, life safety or electrical systems or equipment servicing the Building, Tenant shall be required to utilize contractors designated by Landlord. Prior to commencing any Alterations, Tenant shall deliver to Landlord certificates evidencing that Tenant’s contractors have adequate insurance coverage and that name Landlord, its management company and any other parties designated by Landlord as an additional insured. If any such Alterations to the Demised Premises consented to by Landlord shall be made by Landlord for Tenant’s account, Tenant shall reimburse Landlord for the cost thereof (including a reasonable charge for Landlord’s overhead related thereto) as the work proceeds within five (5) days after receipt of statements therefor. All such Alterations shall become the property of Landlord upon their installation and/or completion and shall remain on the Demised Premises upon the expiration or termination of this Lease without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove the same, in which event Tenant shall promptly restore the Demised Premises to their condition prior to the installation of such Alterations. Notwithstanding anything herein contained to the contrary, upon the expiration or termination of this Lease, Tenant shall remove all of Tenant’s equipment, trade fixtures and other personal property used or installed by Tenant within and servicing the Demised Premises, unless Landlord in its sole discretion, consents to the surrender of all or any portion of such property as part of the Demised Premises. Tenant shall repair and restore any damage to the Demised Premises or any part of the Building caused by such removal by Tenant.

10.2 Subject to the provisions of this Lease, Tenant shall keep the Demised Premises and every part thereof in good condition and repair, Tenant hereby waiving all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as provided by any law, statute or otherwise now or hereafter in effect. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules relating thereto annexed to this Lease as Exhibit C and all applicable laws and regulations of governmental authorities having jurisdiction. Tenant shall, subject to the provisions of Section 10.1 hereof and the Move Out Conditions articulated in Exhibit D, at the end of the Term surrender to Landlord the Demised Premises in the same condition as when received, ordinary wear and tear and damage by fire, earthquake, act of God or the elements excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof and no representations respecting the condition of the Demised Premises or the Building have been made by Landlord to Tenant.

17

10.3 Tenant shall not employ, or permit the employment of, any contractor, mechanic or laborer, or permit any materials to be delivered to or used in the Building, if, in Landlord’s sole judgment, such employment, delivery or use will interfere or cause any conflict with other contractors, mechanics or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. If such interference or conflict occurs, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

10.4 Tenant shall pay to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with the Alterations, including costs incurred in connection with (a) Landlord’s review of the Alterations (including review of requests for approval thereof) and (b) the provision of Building personnel during the performance of any alteration, or otherwise to facilitate the Alterations. Tenant shall, upon request, provide Landlord with reasonable evidence of all amounts expended by it for Alterations (including any “soft costs”). Notwithstanding the foregoing, Landlord’s prior written consent shall not be required for any Alteration which satisfies all of the following conditions (hereinafter “Cosmetic Alterations”): (i) such Alteration is non-structural, is in the nature of usual and customary cosmetic office improvements; (ii) the cost of such Alteration does not exceed Ten Thousand Dollars ($10,000) individually or, when aggregated with the other Cosmetic Alterations made in the last 12-month period, Fifty Thousand Dollars ($50,000); (iii) Tenant delivers to Landlord notice of its intent to construct such Alteration, which notice will include final plans, specifications and working drawings for such Alteration , if required (e.g., if such Alteration requires a building permit or plans or drawings are customarily prepared in connection with such Alteration), at least ten (10) business days prior to commencement of the work thereof; (iv) the Alteration does not affect the utility, mechanical or electrical systems and equipment related thereto within or servicing the Building, the roof or other structural components of the Demised Premises or the Building, or the exterior of the Demised Premises; (v) the Alterations cannot be seen from outside the Demised Premises (window treatments expressly being deemed seen from outside the Demised Premises); (vi) such Alteration complies with all applicable laws, (vii) such Alteration is equal to or exceeds Building standard; and (viii) Tenant otherwise complies with all other terms and conditions set forth in this Article 10.

11. Liens.

Tenant will not permit any mechanic’s lien or liens to be placed on the Building, the Demised Premises or on improvements on the Demised Premises. If a mechanic’s lien is filed on the Demised Premises or on improvements on the Demised Premises, or the Building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this Article 11, the same shall be discharged by Tenant within thirty (30) days thereafter, at Tenant’s expense, by filing the bond required by law. If default in payment of the lien continues for twenty (20) days after written notice from Landlord to Tenant, Landlord may, at its option, pay the lien or any portion of it without inquiry as to its validity. Any amounts paid by Landlord to remove a mechanic’s lien caused to be filed against the Demised Premises or against improvements on the Demised Premises by Tenant, including expenses and interest, shall be due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of notice, together with interest at the Default Rate until repaid. Nothing in this Lease constitutes Landlord’s consent or request, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer, or material supplier to perform any labor or furnish any materials for any improvement, alternation, or repair of the Demised Premises or any part of the Building, or to subject Landlord’s property to any mechanic’s lien.

18

12. Destruction or Damage.

12.1 If, prior to or during the Lease Term, or any extension thereof, the Building or the Demised Premises shall be so damaged or destroyed by fire or other casualty so as to render them untenantable, or if the Building or Demised Premises is materially destroyed or damaged to the extent that the restoration of such, in Landlord’s sole opinion, is not economical or feasible, then Landlord, at its sole option, shall have the right to cancel and terminate this Lease. If not terminated, then Landlord shall repair and restore the Demised Premises with all reasonable speed to substantially the same condition as immediately prior to such damage or destruction, and the Rent or a just and proportionate part thereof, according to Tenant’s ability to utilize the Demised Premises in its damaged condition, shall be abated until the Demised Premises shall have been repaired and restored by Landlord. “Untenantable” Demised Premises shall be such as to not allow Tenant to transact and effectuate its operations in the ordinary course of business and shall be determined by Landlord in its sole but reasonable and good faith opinion.

12.2 Other than Rent abatement as and to the extent provided in Section 12.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Demised Premises. Landlord’s repair obligations, should it elect to repair, shall be limited to the base Building, Common Areas and the interior improvements to the Demised Premises which are covered by Landlord’s insurance or which would be covered by Landlord’s insurance had Landlord maintained the insurance required by this Lease.

12.3 Within thirty (30) days of the casualty or destruction, Landlord shall deliver Tenant an estimate setting forth Landlord’s good faith estimate of the time it will take to repair and restore the Demised Premised. Anything herein to the contrary notwithstanding, if the Demised Premises are destroyed or materially damaged so that Tenant is unable to operate its business during the last eighteen (18) months of the Lease Term, and the restoration is estimated by Landlord to take more than ninety (90) days to complete, Landlord shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to Tenant, which termination shall be effective on the thirtieth (30th) day after Tenant’s receipt of such notice. Such notice must be delivered within thirty (30) days after Landlord delivers the repair estimate to Tenant, or shall be deemed waived. If the Demised Premises are destroyed or materially damaged so that Tenant is unable to operate its business during the last nine (9) months of the Lease Term or when the restoration is estimated to take more than one hundred twenty days (120) to complete, Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior written notice to the other, which termination shall be effective on the thirtieth (30th) day after receipt of such notice. Such notice must be delivered within thirty (30) days after Landlord delivers the repair estimate to Tenant, or shall be deemed waived.

19

12.4 If all or part of the Demised Premises is damaged or destroyed by fire or other casualty and Landlord elects not to exercise its termination rights herein (or if no termination rights are triggered), then Landlord shall have the option, to be exercised by delivering written notice to Tenant within thirty (30) days after the date of such casualty, to temporarily relocate Tenant to available space, if any, in the Building which is comparable to the Demised Premises in size and access (the “Interim Space”) for the period during which the Demised Premises are repaired or restored, provided that (a) Landlord shall pay the reasonable and actual costs to move Tenant’s moveable fixtures, furniture and equipment into the Interim Space, and out of the Interim Space when the Demised Premises is repaired; such payment, however, shall not be required if the damage or destruction has been triggered by or results from any act, neglect, fault or omission of Tenant or Tenant’s agents, employees, contractors, sublessees or invitees, (b) the square footage of the Interim Space shall not be less than ninety percent (90%) of the square footage of the Demised Premises unless Tenant agrees otherwise, (c) the Interim Space shall be reasonably suitable for the conduct and operation of Tenant’s business, and (d) upon occupancy of the Interim Space, Tenant shall pay Landlord Base Rent and Additional Rent for the Interim Space as set forth in this Lease, which shall be adjusted to reflect the square footage of the Interim Space; however, in no event shall the Base Rent and Additional Rent for the Interim Space exceed the Base Rent and Additional Rent for the Demised Premises. If Landlord exercises the foregoing option, Tenant shall relocate from the Demised Premises to the Interim Space within thirty (30) days after receipt of Landlord’s notice; and Tenant shall relocate from the Interim Space to the repaired Demised Premises within thirty (30) days after Landlord notifies Tenant that the repair of the Demised Premises has been substantially completed. Notwithstanding anything to the contrary, Tenant has the right to decline any proposed temporary relocation by delivering Landlord written notice within ten (10) days after Landlord’s temporary relocation notice to Tenant.

13. Subrogation.

Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party’s insurance coverage to be voided or otherwise made uncollectible.

14. Eminent Domain.

If the whole of the Demised Premises is permanently taken by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Rent and other sums through such date. If less than all of the Demised Premises is taken by eminent domain or condemnation and Tenant can reasonably operate its business in the Demised Premises, then this Lease shall not terminate, and thereafter the Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Demised Premises taken. Landlord reserves all rights to damages to the Demised Premises or Building, or arising out of the loss of any leasehold interest in the Building or Demised Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant’s leasehold interest or for interference with Tenant’s business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority separate compensation for any loss which Tenant may incur for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (but specifically excluding any leasehold interest in the Building or Demised Premises) under the then applicable eminent domain code, provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim. The terms “eminent domain”, “condemnation”, and “taken”, and the like in this Article 14 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

20

15. Landlord’s Indemnification/Insurance.

15.1 Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, members, partners, agents and employees (collectively the “Tenant Parties”) from all damages, costs and expenses (including reasonable attorneys’ fees), judgments, injuries, liabilities, claims and losses (collectively “Claims”): (a) arising within or about the Development, other than the Demised Premises; (b) arising from Landlord’s ownership, operation or control of the Development, other than the Demised Premises, or the conduct of Landlord’s business or from any activity, work or thing done, permitted or suffered by Landlord in or about any part of the Development; (c) arising from any act, neglect, fault or omission of Landlord or of its agents, employees, contractors or invitees; or (d) arising out of any breach of any provision of this Lease by Landlord; provided, however, that Landlord’s obligation to indemnify, defend and hold harmless shall not apply to Claims arising from the gross negligence or willful misconduct of any of the Tenant Parties. The provisions of this section shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.

15.2. Landlord shall keep in effect, and Tenant shall be responsible as part of Operating Expenses in accordance with Section 6.1(b)(i) hereof for Tenant’s Share of the cost of, insurance against loss or damage to the Building or the Development by fire and such other casualties as may be included within fire, extended coverage and special form insurance covering the full replacement cost of the Building (but excluding coverage of Tenant’s personal property in, and any Alterations by Tenant to, the Demised Premises), and such other insurance as Landlord may reasonably deem appropriate or as may be required from time-to-time by any mortgagee, including, but not limited to, loss of rental income insurance. Should Landlord elect to self-insure, the cost of maintaining such self-insurance shall be considered as part of Operating Expenses; provided the cost of any such self-insurance is reasonably competitive with the rates of third-party commercial insurance providers. Tenant agrees not to do anything or fail to do anything which will increase the cost of Landlord’s insurance or which will prevent Landlord from procuring policies (including commercial general liability) from companies and in a form satisfactory to Landlord. If any breach of the preceding sentence by Tenant causes the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent promptly upon being billed.

21

15.3 Landlord shall, during the Lease Term, procure and keep in force, and Tenant shall be responsible as part of Operating Expenses in accordance with Section 6.1(b)(i) hereof for Tenant’s Share of the cost of, the following insurance:

(a) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Development, other than the Demised Premises, arising out of Landlord’s ownership, operation and control of the Development. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Five Million Dollars ($5,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Tenant and Tenant’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b) Personal property insurance insuring all of Landlord’s equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Development for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

15.4 The policies required to be maintained by Landlord pursuant to this Section 15 shall be with companies rated A- or better by A.M. Best and licensed to do business in the state in which the Demised Premises are located. Any deductible amounts under any insurance policies required hereunder shall be at commercially reasonable amounts. Landlord shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket or umbrella policy.

16. Tenant’s Indemnification/Insurance.

16.1 Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, members, partners, agents, employees and property manager (collectively the “Landlord Parties”) from all Claims: (a) arising within the Demised Premises; (b) arising from Tenant’s use or control of the Demised Premises or the conduct of Tenant’s business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Demised Premises or any part of the Development; (c) arising from any act, neglect, fault or omission of Tenant or of its agents, employees, contractors, sublessees or invitees; or (d) arising out of any breach of any provision of this Lease by Tenant; provided, however, that Tenant’s obligation to indemnify, defend and hold harmless shall not apply to Claims arising from the gross negligence or willful misconduct of any of the Landlord Parties. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Demised Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of any of the Landlord Parties or Landlord’s breach of this Lease. The provisions of this section shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.

22

16.2 Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

(a) Commercial general liability insurance naming Landlord, its management company and any other parties designated by Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in or about the Demised Premises arising out of Tenant’s use and occupancy of the Demised Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollars ($2,000,000) aggregate limit. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord’s insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b) “All-risk” or “special perils” property insurance covering physical loss or damage insuring the full replacement value of all present and future Tenant’s Work and Alterations, leasehold improvements, and all items of Tenant-Owned Property to a limit of not less than the full replacement value thereof.

(c) Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Demised Premises or the Building as result of such perils.

(d) Workers’ compensation insurance in accordance with statutory law and employers’ liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) per accident, One Million Dollars ($1,000,000.00) disease, policy limit and One Million Dollars ($1,000,000.00) disease limit each employee.

(e) Such other insurance as Landlord deems necessary and prudent or required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Demised Premises.

16.3 The policies required to be maintained by Tenant pursuant to this Section 16 shall be with companies rated A- or better by A.M. Best and licensed to do business in the state in which the Demised Premises are located. Any deductible amounts under any insurance policies required hereunder shall be at commercially reasonable amounts, subject to Landlord’s reasonable approval. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket or umbrella policy, provided such blanket or umbrella policy expressly affords coverage to the Demised Premises and to Landlord and other additional insured parties as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage. Notwithstanding anything to the contrary contained in this Article 16, Tenant may, at its option, satisfy any or all of its obligations to insure with (a) a so-called “blanket” policy or policies of insurance, including the applicable coverages as described above with respect to the Demised Premises, as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, or (b) an excess or umbrella liability policy or policies of insurance, now or hereafter carried and maintained by Tenant.

23

17. Compliance with Legal Requirements.

Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s act.

18. Assignment and Subletting.

18.1 Except in the event of a Permitted Transfer (defined below), Tenant shall not assign this Lease or sublet or license the Demised Premises, or any part thereof, whether by voluntary act, operation of law, or otherwise, without the specific prior written consent of Landlord in each instance, such consent not to be unreasonably withheld, conditioned, or delayed, provided any such assignment or sublease shall not conflict with any existing prohibited or restricted use. Landlord may withhold its consent to an assignment or sublease if Tenant is in default of this Lease or Landlord reasonably objects to the proposed assignee or subtenant. Consent by Landlord to one assignment of this Lease or to one subletting or licensing of the Demised Premises shall not be a waiver of Landlord’s rights under this Article 18 as to any subsequent assignment, subletting or licensing. Landlord’s rights to assign this Lease are and shall remain unqualified; provided, however, that Tenant’s rights under this Lease and its possession, occupancy and use of the Demised Premises shall remain undisturbed upon any assignment by Landlord. Upon any sale or transfer of the Demised Premises, and providing the purchaser or transferee assumes all obligations under this Lease, Landlord shall thereupon be entirely freed of all obligations of Landlord hereunder accruing after the date of such conveyance or transfer and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance. Any sale or conveyance of the Building shall not affect Tenant’s rights hereunder so long as Tenant is not in default under this Lease. No consent granted by Landlord herein shall relieve Tenant of any liability under this Lease. For purposes of this Article 18, the transfer in interest of fifty percent (50%) or more of the stock or interest in Tenant shall be deemed to be an assignment prohibited hereunder, unless the transfer is consented to by Landlord in writing.

18.2 In the event Tenant subleases, assigns or otherwise transfers its interest in this Lease without the prior written consent of Landlord (other than as permitted above), such sublease, assignment or other transfer shall be void against Landlord. In the event Landlord consents to any sublease, assignment or other transfer of this Lease, then in such event the rental or consideration received by Tenant for any such sublease, assignment or other transfer, to the extent it is more than the Base Rent payable by Tenant to Landlord herein, the excess amount over and above the Base Rent shall be remitted promptly to Landlord as received by Tenant from its sublessee, assignee or other transferee, as the case may be.

18.3 Notwithstanding the foregoing, in addition to the above requirements in connection with any Tenant proposed transfer of this Lease or any of its interest herein, the following shall apply to any transfer, regardless of whether same requires Landlord’s consent:

(a) As of the date of any transfer, there shall be no Event of Default (as defined in Section 21.1) by Tenant under this Lease nor shall any act or omission have occurred which would constitute an Event of Default by Tenant with the giving of notice and/or the passage of time.

24

(b) No transfer shall relieve Tenant of its obligation to pay the Rent and to perform all of its other obligations hereunder. The acceptance of Rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any transfer.

(c) Each transfer shall be by a written instrument in form and substance satisfactory to Landlord which shall (i) include an assumption of liability by any transferee of all Tenant’s obligations and the transferee’s ratification of an agreement to be bound by all the provisions of this Lease, (ii) afford Landlord the right of direct action against the transferee pursuant to the same remedies as are available to Landlord against Tenant, and (iii) be executed by Tenant and the transferee.

18.4 Permitted Transfer. Notwithstanding anything contained in this Lease to the contrary, Tenant may assign its entire interest under this Lease or sublet the entire Demised Premises to Tenant’s parent, subsidiary, affiliate, or a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease past the expiration of all applicable notice and cure periods; (2) in the case of a successor, the successor shall assume or purchase all or substantially all of the assets or leases of Tenant; and (3) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

19. Rules.

Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit C and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord, provided, such additional rules and modifications do not materially adversely affect Tenant’s right or obligations under this Lease. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

20. Entry by Landlord.

20.1 Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply any of the services to be provided by Landlord to Tenant hereunder, (e) post notices of non-responsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as is reasonably possible, and further provided that Landlord shall use commercially reasonable efforts to minimize disruption of and interference with Tenant’s use and operation of its business in the Demised Premises. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

25

20.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

21. Events of Default.

21.1 The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default” or “defaults” or individually as an “Event of Default” or “default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay Rent or any other sum when and as the same becomes due and payable and such failure shall continue for more than five (5) business days after written notice (email accepted if delivered to email set forth in this Lease) from Landlord that the same is past due, provided Landlord shall only be required to provide two (2) such notices of monetary default in any eighteen (18) month period and thereafter any further failure to pay a monetary obligation when due shall be a default without further notice; or (b) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (c) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (d) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent of acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (d) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days; or (f) if Tenant violates the provisions of Article 40 hereof; or (h) if Tenant vacates or abandons the Demised Premises. Notwithstanding the foregoing provisions of this Section 21.1, in the event Tenant shall default in the performance of any monetary-obligation of this Lease past the expiration of all applicable notice and cure periods, on two (2) or more separate occasions during a twelve (12) month period, then even though such monetary defaults may have been cured by Tenant, any further monetary default by Tenant during the same twelve (12) month period shall be deemed a Default without the ability of cure by Tenant.

26

21.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ Rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

22. Remedies.

22.1 If any of the Events of Default shall occur, then Landlord shall have the following remedies:

(a) To charge the Late Fee for any amount owed to Landlord pursuant to this Lease which is not paid when due.

(b) To extent permitted by law, enter and repossess the Demised Premises, by breaking open locked doors if necessary, and remove all persons and all or any property therefrom, by action at law or otherwise, without being liable for prosecution or damages therefor, and Landlord may, at Landlord’s option and at Tenant’s expense, make alterations and repairs in order to relet the Demised Premises and relet all or any part(s) of the Demised Premises for Tenant’s account. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(c) To accelerate the whole or any part of the Rent for the balance of the Term, and declare the same to be immediately due and payable, provided any future rent is discounted to its present value.

(d) To terminate this Lease and the Term without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken.

22.2 Upon an Event of Default, in addition to any sum provided to be paid herein, Tenant also shall be liable for and shall pay to Landlord (i) interest on the unpaid Rent owed at the time of termination from the due date at the maximum rate permitted by law or ten percent (10%) per annum, whichever is less, (ii) brokers’ fees incurred by Landlord in connection with reletting the whole or any part of the Demised Premises, (iii) the costs of removing and storing Tenant’s or other occupant’s personal property, (iv) the costs of repairing, altering, remodeling or otherwise putting the Demised Premises into condition acceptable to a new tenant or tenants, (v) all reasonable expenses incurred in marketing the Demised Premises, (vi) all reasonable expenses incurred by Landlord in enforcing or defending Landlord’s rights and/or remedies, and (vii) any other sum of money and damages owed by Tenant to Landlord. In such case Landlord shall not be obligated to relet the Demised Premises.

27

22.3 No waiver by Landlord of any breach by Tenant shall be a waiver of any subsequent breach, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach. Efforts by Landlord to mitigate the damages caused by Tenant’s default shall not constitute a waiver of Landlord’s right to recover damages hereunder. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of Rent due, or Landlord’s right to pursue any other available remedy.

23. Landlord’s Right to Cure Defaults.

All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to timely perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided. All sums so paid by Landlord and all necessary incidental costs shall be deemed Additional Rent hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Base Rent.

24. Attorneys’ Fees.

In the event it becomes necessary for either party to institute legal proceedings against the other for breach of any of the covenants or conditions contained in this Lease, the non-prevailing party agrees to pay all costs, charges and expenses, including fees of attorneys, agents and others retained or employed by the prevailing party in enforcing the obligations and undertakings of the non-prevailing party, and all costs, charges and expenses incurred in any lawsuit, negotiation or transaction in which the non-prevailing party causes the prevailing party to become involved or concerned.

28

25. Subordination.

25.1 This Lease is and shall be subject and subordinate, at all times, to the lien of any mortgage(s), deed(s) of trust or similar financing or security instrument, which may now or hereafter affect the Building (and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such instruments, collectively, “Security Instruments”), and any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Tenant shall attorn to any such mortgagee and/or ground or underlying lessor upon the date it acquires title to the Building. Tenant shall not have the right or option to terminate this Lease in the event title to the Building is acquired by such mortgagee or lessor. Tenant hereby agrees that, except to the extent that Tenant’s agreement to any of the following items in clauses (i) through (v) inclusive would diminish any right or remedy available to Tenant hereunder, no mortgagee or its successor shall be (i) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord’s mortgagee or its successor, (iii) liable for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant’s occupancy, or (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord. Any such mortgagee acquiring title to the Building through foreclosure, exercise of a power of sale or deed in lieu of foreclosure may, upon so acquiring title to the Building, at its sole option, accept this Lease on all of its terms and conditions or terminate this Lease and exercise the rights of foreclosure which are accorded the purchaser or foreclosing mortgagee pursuant to Indiana law. Tenant shall, upon such purchaser’s or mortgagee’s request, execute a new lease with such purchaser or mortgagee upon materially identical terms as this Lease. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid Security Instruments or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such Security Instruments and/or such ground or underlying lease.

25.2 At the request of Landlord, Tenant shall execute and deliver such further commercially reasonable instruments as may be reasonably required to implement the provisions of this Article 25. As described above, said instrument shall not increase the obligations, or materially and adversely affect the rights, that Tenant has bargained for in this Lease.

26. Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27. Nonliability of Landlord.

27.1 In the event Landlord hereunder or any successor owner of the Building shall sell or convey the Building and the new owner assumes all of Landlord’s obligations under this Lease in writing, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant shall attorn to such new owner.

27.2 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any cause other than solely by reason of the gross negligence or willful act of Landlord, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of Rent.

29

27.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the building and out of rents or other income from the building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of the members or partners of Landlord shall be liable for any deficiency.

27.4 Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Landlord nor its agents shall be liable for any damage to such property, or for the loss of or damage to any property of Tenant by theft or otherwise. None of the Landlord Parties shall be liable for any injury or damage to persons or property or interruption of Tenant’s business resulting from fire or other casualty, any damage caused by other tenants or persons in the Building or by construction of any private, public or quasi-public work, or any latent defect in the Demised Premises or in the Building (except that Landlord shall be required to repair the same to the extent provided in this Lease). No penalty shall accrue for delays which may arise by reason of adjustment of fire insurance on the part of Landlord or Tenant, or for any Unavoidable Delays arising from any repair or restoration of any portion of the Building, provided that Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Demised Premises during the performance of any such repair or restoration.

28. Estoppel Certificate.

Within ten (10) business days after written notice from Landlord or Tenant, the other party agrees to execute, acknowledge and deliver to the requesting party or any proposed mortgagee of Landlord or purchaser a statement in writing, in form satisfactory to the requesting party, certifying the following: (a) whether this Lease is in full force and effect and, if it is in full force and effect, what modifications have been made to this Lease to the date of the certification; (b) whether or not any defaults or offsets exist with respect to this Lease and, if there are, what they are claimed to be; (c) setting forth dates to which Base Rent or Additional Rent have been paid in advance, if any; (d) stating whether or not Landlord is in default and, if so, specifying what the default may be; and (e) setting forth any other information evidencing the status of the Lease as may be reasonably requested by the requesting party.

29. No Light, Air or View Easement.

Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30

30. End of Term; Holding Over.

30.1 Condition on Surrender. On the lease expiration date, Tenant shall quit and surrender the Demised Premises to Landlord. The Demised Premises shall be surrendered to Landlord vacant, “broom-clean,” and in good order, condition, and repair, normal wear and tear excepted. Tenant shall remove all of Tenant’s equipment and personal property, all telecommunications equipment and wires and cables installed by or on behalf of Tenant, all Tenant-Owned Property, and all Alterations that Tenant is required to remove in accordance with Section 10.4. Tenant shall repair any damage to the Demised Premises, including any damage caused by such removal. If Tenant fails to repair any damage caused by the removal of any Alterations, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in making any repairs and replacements to the Demised Premises. Any property (including Tenant-Owned Property) not removed by Tenant shall be deemed abandoned and, if Landlord so elects, deemed to be Landlord’s property, and may be retained or removed and disposed of by Landlord in such manner as Landlord shall determine. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in effecting such removal and disposal. The provisions of this Section 30.1 shall survive the expiration or earlier termination of this Lease.

30.2 Holdover. No holding over by Tenant after the expiration or other termination of this Lease shall operate to extend the Term. Any holding over with Landlord’s written consent shall be construed as a tenancy at sufferance or from month to month, at Landlord’s option. If Tenant holds over, then: (a) Tenant shall pay to Landlord one hundred and fifty percent (150%) of the Rent (including payments of Tenant’s Share of Excess Operating Expenses, Taxes, and all items of Additional Rent) payable during the final full month of the Term; (b) Tenant’s occupancy shall otherwise be on the terms and conditions of this Lease so far as applicable; and (c) Tenant shall indemnify, defend, and hold Landlord harmless from all losses, costs (including reasonable attorneys’ fees), and liabilities resulting from such failure, including any claims made by any succeeding tenants founded upon such holdover. The acceptance by Landlord of any holdover rent shall not preclude Landlord from exercising any other rights under this Lease or at law, including Landlord’s rights and remedies provided by law or this Lease.

31. Abandonment.

If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed, stored and/or disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s treatment of such personal property.

32. Waiver.

32.1 The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

31

32.2 Landlord and Tenant hereby waive trial by jury in any action, proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.

33. Notices.

All notices required under this Lease and other information concerning this Lease (“Communications”) shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier.

Such Communications sent by personal delivery, mail or overnight courier will be sent to the addresses set forth in Section 1 of this Lease, or to such other addresses as the Landlord and the Tenant may specify from time to time in writing. Communications shall be effective (i) if mailed, upon the earlier of receipt or four (4) days after deposit in the U.S. mail, first class, postage prepaid, or (ii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered. Such Communications may be sent electronically by the Landlord to the Tenant by transmitting the Communication to the electronic address provided by the Tenant or to such other electronic address as the Tenant may specify from time to time in writing. Communications sent electronically to the Tenant will be effective when the Communication is sent to the Tenant’s electronic address.

34. Hazardous Materials.

34.1 As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “infectious wastes”, “hazardous materials” or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

34.2 Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Demised Premises or the Development by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for the Tenant’s Use may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant’s business consistent with Tenant’s Use permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable laws and in compliance with commercially reasonable standards prevailing in the industry for storage and use of such materials; and (iii) Tenant delivers prior written notice to Landlord of the identity of and information regarding such materials as Landlord may require.

32

34.3 Indemnity.

(a) Tenant shall indemnify, defend and hold Landlord and Landlord Parties harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts paid in settlement or any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (economic or other) arising from a breach of the prohibition in Section 34.2 or otherwise arising out of the use or operation of the Demised Premises by Tenant, its agents, employees, contractors, sublessees or invitees. The indemnification obligations of the Tenant contained in this Section 34.3 shall survive the expiration or termination of this Lease.

(b) Landlord shall indemnify, defend and hold Tenant and Tenant Parties harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys’, consultants’, and experts’ fees, court costs and amounts paid in settlement or any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (economic or other) arising from a breach of the prohibition in Article 34 or otherwise arising out of the use or operation of the Common Areas by Landlord, its agents, employees, contractors, sublessees or invitees.

34.4 In the event that Hazardous Materials are discovered upon, in, or under the Demised Premises, and the applicable governmental agency or entity having jurisdiction over the Demised Premises requires the removal of such Hazardous Materials arising out of or related to the use or occupancy of the Demised Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns, but not those of its predecessors, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Development. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Demised Premises or the Development, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Demised Premises or the Development without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Demised Premises, the Development or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Demised Premises or the Development relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Demised Premises or the Development, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises, the Development or Tenant’s use thereof.

33

34.5 Tenant’s breach of any of its covenants or obligations contained in this Article 34 shall constitute a material default under the Lease. The obligations of the Tenant contained in this Article 34 shall survive the expiration or earlier termination of the Lease without any limitation and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay Rent under the Lease.

34.6 Existing Conditions. Notwithstanding anything contained in this Article 34 to the contrary, Tenant shall not have any liability to Landlord or obligation to indemnify Landlord for any conditions existing, or events occurring, or any Hazardous Material existing or generated, at, in, on, under, or in connection with the Demised Premises, Building, or Common Areas prior to the Commencement Date (or any earlier occupancy of the Premises by Tenant), except to the extent Tenant exacerbates the same.

35. Complete Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

36. Corporate Authority.

Each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing entity, that Tenant has and is qualified to do business in Indiana, that the entity has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the entity are authorized to do so.

37. Inability to Perform.

If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control (“Unavoidable Delays”), Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, Landlord shall not be deemed to be in default under this Lease. In addition, except as expressly provided in this Lease, no such Unavoidable Delays shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of Rent or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

34

38. Covenant of Quiet Enjoyment.

Upon Tenant paying the Rent and other charges due hereunder and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this lease.

39. Brokers.

Tenant and Landlord represent and warrant to the other that it neither consulted nor negotiated with any broker or finder with regard to the Demised Premises other than the Brokers. Tenant and Landlord each agree to indemnify, defend and save the other harmless from and against any claims for fees or commissions from anyone other than the Brokers claiming to have dealt with the representing party in connection with the Demised Premises or this Lease. Landlord agrees to pay, within thirty (30) days of the execution of this Lease, any commission or fee owing to the Brokers pursuant to separate agreement or agreements with them. Nothing contained in this Article 39 shall be construed to be a third-party beneficiary contract.

40. OFAC Compliance.

40.1 Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

35

40.2 Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.

40.3 Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Lease Term shall be an Event of Default under the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Demised Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis) and any such use or occupancy of the Demised Premises by any such person or entity shall be an Event of Default under this Lease.

41. Miscellaneous.

41.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

41.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

41.3 The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the respective heirs, executors, administrators, successors and assigns of the parties hereto.

41.4 Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

41.5 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

41.6 This Lease is governed by federal law, including without limitation the Electronic Signatures in Global and National Commerce Act (15 U.S.C. §§ 7001 et seq.) and, to the extent that state law applies, the laws of the State of Indiana without regard to its conflicts of law rules.

41.7 Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, but not more frequently than two (2) times in any twelve (12) month period, financial statements reflecting Tenant’s current financial condition.

36

41.8 Except as expressly set forth herein, Landlord and its agents have made no warranties, representations, statements or promises with respect to the Development, the Building or the Demised Premises and no rights, easements or licenses are acquired by Tenant by implication or otherwise. Tenant is entering into this Lease after full investigation and is not relying upon any statement or representation made by Landlord not embodied in this Lease.

41.9 Wherever in this Lease Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, Tenant shall not make or exercise, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) and/or any right to terminate this Lease based upon Tenant’s claim or assertion that Landlord unreasonably withheld or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. In no event shall Landlord be liable for, and Tenant hereby waives any claim for, any indirect, consequential or punitive damages, including loss of profits or business opportunity, arising under or in connection with this Lease.

41.10 For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

41.11 No act or thing done by Landlord or its agents or employees during the Term shall be deemed an acceptance of a surrender of the Demised Premises, and no provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing and is signed by Landlord.

41.12 The receipt by Landlord of any Base Rent or Additional Rent payable pursuant to this Lease or any other sums with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Base Rent or Additional Rent herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated Base Rent or Additional Rent, or as Landlord may elect to apply such payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Base Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Base Rent or Additional Rent or pursue any other remedy provided in this Lease.

41.13 This Lease may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original.

37

41.14 This Lease may only be amended by a writing signed by the parties hereto, or by an electronic record that has been electronically signed by the parties hereto and has been rendered tamper-evident as part of the signing process. The exchange of email or other electronic communications discussing an amendment to this Lease, even if such communications are signed, does not constitute a signed electronic record agreeing to such an amendment.

41.15 Tenant shall not record a memorandum of lease, an affidavit of interest in the Demised Premises, or any other matter of record evidencing an interest in the Demised Premises or the Development. Tenant’s breach of this provision shall constitute a material default of this Lease.

41.16 Landlord and Tenant enter into this Lease with the intent of conducting their relationship and implementing the agreements contained herein in full compliance with applicable federal, state and local law, including without limitation, the Medicare/Medicaid Anti-Kickback statute (the “Anti-Kickback Law”) and Section 1877 of the Social Security Act (the “Stark Law”), as amended. Notwithstanding any unanticipated effect of any of the provisions of this Lease, neither party will intentionally conduct itself under the terms of this Lease in a manner that would constitute a violation of the Anti-Kickback Law or the Stark Law. Without limiting the generality of the foregoing, Landlord and Tenant expressly agree that nothing contained in this Lease shall require either party to refer any patients to the other, or to any affiliate or subsidiary of the other.

41.17 If any legislation, regulation or government policy is passed or adopted, the effect of which would cause either party to be in violation of such laws due to the existence of any provision of this Lease, then Landlord and Tenant agree to negotiate in good faith for a period of ninety (90) days to modify the terms of this Lease to comply with applicable law. Should the parties hereto fail to agree upon modified terms to this Lease within this time, either Landlord or Tenant may immediately terminate this Agreement by giving written notice to the other party.

41.18 If either party shall be prevented or delayed from punctually performing any obligation or satisfying any condition under this Lease by any (collectively, “Force Majeure”) (i) strike, (ii) lockout, (iii) labor dispute, (iv) inability to obtain labor, materials or reasonable substitutes thereof, (v) Acts of God, (vi) present or future governmental restrictions, regulations, control, lockdown, stay at home order, (vii) fire or other casualty, (viii) insurrection, war, terrorism, sabotage, (ix) final determination of insurance and condemnation claims, (x) or any other condition beyond the control of the party, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event. The provisions of this Section shall in no event, however, operate to delay the Commencement Date or to excuse Tenant from the prompt payment of Base Rent, Additional Rent or other payments of Tenant due under the terms of this Lease. In order to invoke an extension of time for Force Majeure, the invoking party must provide the other party with written notice detailing the Force Majeure event and the length of time of the delay within thirty (30) days after the initial occurrence of the Force Majeure event. If the invoking party fails to timely deliver such notice, then the invoking party will not be afforded the additional time to perform under this Lease with regard to the respective delay for which such notice was not timely delivered. Notwithstanding anything to the contrary, if there is a Force Majeure event that results in the Building or the Demised Premises being closed, Landlord will agree to a deferment Base Rent only for such period of time and the Term shall be extended on a month by month basis for each month of closure due to the Force Majeure event. Tenant shall continue to pay Additional Rent during the Force Majeure event.

41.19 Landlord may, at its election, relocate Tenant in other space in the Development containing at least as much square footage as the Demised Premises (and any expansions thereof), upon not less than ninety (90) days’ prior written notice to Tenant, provided further, there shall be no increase in the Rent or any additional rent payable under this Lease if the rentable area of the substituted space is greater than the rentable area of the original Demised Premises. Landlord shall improve such substituted space, at Landlord’s expense, with improvements at least equal in quantity and quality to those in the Demised Premises, and Tenant shall not be required to cease operations or depart from the original Demised Premises until possession of the substituted space has been tendered to Tenant with such improvements complete. Landlord shall reimburse Tenant for all reasonable, out-of-pocket, third-party expenses incurred in connection with, and caused by, such relocation, including reasonable costs to update and distribute marketing materials reflecting the substitute space.

(signatures on following page)

38

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

LANDLORD:		TENANT:

SHAI HULUD LLC,		WOOD VIOLET FERTILITY LLC
a Michigan limited liability company		a Delaware limited liability company

By:	/s/ Carrie Kaminski	By:	/s/ Steve Shum
Name:	Carrie Kaminski	Name:	Steve Shum
Its:	Manager	Its:	President

39

EXHIBIT A

Legal Description

Land situated in Marion County, Indiana, described as:

Part of the Northeast Quarter and the Northwest Quarter of Section 23, Township 17 North, Range 4 East, in Marion County, Indiana, being more particularly described as follows:

Commencing at the Southwest comer of the said Northeast Quarter Section; thence North 00 degrees 08 minutes. 15 seconds West (assumed bearing) along the West line of the said Northeast Quarter Section 147.53 feet; then South 87 degrees 26 minutes 56 seconds East 615.51 feet; thence North 00 degrees 13 minutes 04 seconds West, 379.82 feet; thence North 89 degrees 28 minutes 06 seconds West 402.81 feet; thence North 14 degrees 52 minutes 54 seconds East 857.00 feet to the beginning point; thence North 82 degrees 49 minutes 36 seconds West 520.65 feet to the Easterly limited access right-of-way of Interstate Highway 69 (the next two described courses being along the Easterly limited access right-of-way line); thence North 20 degrees 09 minutes 54 seconds East 151.69 feet; thence North 28 degrees 22 minutes 40 seconds East 553.50 feet: thence South 75 degrees 01 minutes 06 seconds East 373.88 feet; thence South 14 degrees 58 minutes 54 seconds West 618.77 feet to the beginning point.

EXCEPTING THEREFROM:

A part of the Northeast Quarter of Section 23, Township 17 North, Range 4 East, Marion County, Indiana, being more particularly described as follows:

Commencing at the southwest corner of said quarter section; thence North 00 degrees OB minutes 15 seconds West {assumed bearing), along the west line of said quarter section, 147.53 feet; thence South 87 degrees 26 minutes 56 seconds East 615.51 feet; thence North 00 degrees 13 minutes 04 seconds West 379.82 feet: thenr.,0 North B9 degrees 28 minutes 06 seconds West 402.81 feet; thence North 14 degrees 58 minutes 54 seconds East along the extended easterly line and easterly line of property conveyed to Millers Merry Manor, Inc. as recorded in Instrument Number 860112403, in the Office of the Recorder of Marlon County, Indiana, 1475.77 feet to northeast corner of said Millers Merry Manor property and the point of beginning; thence South 14 degrees 58 minutes 56 seconds West along said easterly line, 154.61 feet: thence south 78 degrees 12 minutes 24 seconds West 171 feet to a 5/8 inch diameter rebar with cap firm #0053 set (herein referred to as rebar with cap set); thence North 75 degrees 01 minutes 06 seconds West 275.92 feet to a rebar cap set on the west line of said Millers Merry Manor property; thence North 28 degrees 22 minutes 40 seconds East 238.39 feet to a rebar with cap set at the northwest corner of said Millers Merry manor property; thence South 75 degrees 01 minutes 06 seconds East along the northerly line of said Millers Merry Manor property, 373.89 feet to the point of beginning.

Property address: 8435 Clearvista Place, Indianapolis, IN 46256

Tax ID No: 49-02-23-111-018.000-400

40

EXHIBIT B

Demised Premises

41

EXHIBIT C

Rules and Regulations

Notwithstanding anything to the contrary, in the event the terms of this Exhibit conflict with the terms of the Lease, the terms of the Lease shall control.

1. No part or the whole of the sidewalks, entrances or passages of the Building shall be obstructed or encumbered by any tenant or used by any tenant for any purpose other than ingress and egress to and from the space demised to such tenant.

2. No awnings or other projections shall be attached to the outside walls or windows of the Building by any tenant.

3. Except as provided in the Lease, no sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the space demised to any tenant or of the Building. The costs of any interior sign shall be paid for by the tenant.

4. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical or substance in or about the premises demised to such tenant, except for those substances, materials and wastes typically used in connection with and generated by any medical practice and services being conducted within the Building and in accordance with Hazardous Materials Laws.

5. Except as provided in the Lease, no tenant shall mark, paint, drill into or in any way deface, any part of the Building or the premises demised to such tenant in any material manner. No boring, cutting or stringing of wires by any tenant shall be permitted except for routine hanging of pictures and similar items.

6. No tenant shall cause or permit any unusual or objectionable odors to emanate from the space demised to such tenant.

7. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building, whether by the use of any musical instrument, radio, television set, or other audio device, unmusical noise, whistling, singing or in any other way.

8. No additional locks or bolts of any kind shall be placed by any tenant upon any of the doors or windows in the space demised to any tenant, nor shall any changes be made in locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys to offices and the Building, either furnished to, or otherwise procured, by such tenant, and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

9. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or its desirability as a Building for professional offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

42

10. No space demised to any tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

11. The requirements of tenants will be attended to only upon application at the office of Landlord. Building employees shall not be required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord or in the event of emergency.

12. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

13. There shall not be used in the Building, either by any tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

14. No bicycles, vehicles or animals of any kind, except for those that are medically or otherwise necessary (e.g., seeing-eye dogs), shall be brought into or kept about the Building by any tenant.

15. No tenant shall place, or permit to be placed, on any part of the floor or floors of the space demised to such tenant a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law.

16. Landlord reserves the right to specify the location in the space demised to any tenant where business machines and mechanical equipment shall be placed or maintained in order, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other tenants of the Building.

17. Subject to the agreements bargained for in the Lease, Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable or proper in Landlord’s reasonable judgment, for its best interests or for the best interests of the tenants or any of them.

18. The toilets and other plumbing fixtures shall not be used for any purpose other than those uses for which they were intended and designed. No rubbish, diapers, sanitary napkins, or other foreign objects shall be deposited therein. Any damage or repairs required as a result of a tenant’s abuse or misuse shall be paid by such tenant.

19. No smoking shall be permitted in the Building. Smoking shall only be permitted in outside areas of the Building, if any, designated by Landlord for such purpose.

20. Neither carpet nor padding shall be adhesively attached to the floor of the demised premises.

21. Under no circumstances may tenant store items outside of their demised space. The storage of any item near Building mechanicals, such as the furnace, is specifically prohibited.

43

EXHIBIT D

Move Out Conditions

Notwithstanding anything to the contrary, in the event the terms of this Exhibit conflict with the terms of the Lease, the terms of the Lease shall control.

Per Section 9, Tenant is obligated to check and address prior to move-out of the Demised Premises the following items. Landlord expects to receive the Demised Premises in a well-maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well-maintained condition. This includes exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

3. All holes in the sheet rock walls should be repaired prior to move-out.

4. The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

5. Facilities should be returned in a clean condition which would include cleaning of the restroom areas, windows, and other portions of the space.

6. The Tenant shall provide keys for all locks on the Demised Premises, including front doors, rear doors, and interior doors.

7. Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant’s expense.

8. All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

9. All plumbing fixtures should be in good working order, including the water heater, faucets and toilets should not leak.

44